Exhibit 23.2








                            CONSENT OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM




     We consent to the incorporation in the Registration Statement on Form S-8 relating to the FNB Corporation 2006 Incentive Stock Plan of our report dated February 21, 2006 related to the consolidated balance sheets of FNB Corporation and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2005, and our report dated February 21, 2006, with respect to management's report on internal control over financial reporting and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of FNB Corporation for the year ended December 31, 2005.


                                         /s/Brown, Edwards & Company, L.L.P.

                                            CERTIFIED PUBLIC ACCOUNTANTS

Christiansburg, Virginia
May 30, 2006